                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL


I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No.4 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54386).


/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors Insurance Company of California

Newport Beach, California
April 25, 2005